EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – August 3, 2015

Vornado Announces Second Quarter 2015 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended June 30, 2015 today and reported:

NET INCOME attributable to common shareholders for the quarter ended June 30, 2015 was $165.7 million, or $0.87 per diluted share, compared to $76.6 million, or $0.41 per diluted share, for the prior year’s quarter.  Net income for the quarter ended June 30, 2015 includes $14.8 million of real estate impairment losses, of which $10.3 million relates to depreciable real estate and is therefore excluded from Funds From Operations attributable to common shareholders plus assumed conversions (“FFO”).  Net income for the quarter ended June 30, 2015 also includes $4.5 million of net gains on sale of real estate.   Adjusting net income attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the quarters ended June 30, 2015 and 2014 was $93.9 million and $111.5 million, or $0.49 and $0.59 per diluted share, respectively.

FFO for the quarter ended June 30, 2015 was $323.4 million, or $1.71 per diluted share, compared to $216.5 million, or $1.15 per diluted share, for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended June 30, 2015 and 2014 was $246.5 million and $231.6 million, or $1.30 and $1.23 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,
	2015	2014
FFO (1)	$323,381	$216,547
Per Share	$1.71	$1.15

Items that affect comparability income (expense):
Reversal of allowance for deferred tax assets (re: taxable REIT subsidiary's
ability to utilize NOLs)	$90,030	$-
Our share of impairment loss on India real estate venture's non-depreciable real estate	(4,502)	-
Acquisition and transaction related costs	(4,061)	(1,067)
FFO from discontinued operations (including UE spin-off related
costs of $327 and $3,016, respectively)	(767)	41,673
Toys FFO (negative FFO)	500	(51,862)
Defeasance cost in connection with the refinancing of 909 Third Avenue	-	(5,589)
Other, net	433	905
	81,633	(15,940)
Noncontrolling interests' share of above adjustments	(4,774)	928
Items that affect comparability, net	$76,859	$(15,012)

FFO as adjusted for comparability	$246,522	$231,559
Per Share	$1.30	$1.23

(1) See page 4 for a reconciliation of our net income to FFO for the three months ended June 30, 2015 and 2014.

First Half 2015 Results

NET INCOME attributable to common shareholders for the six months ended June 30, 2015 was $250.2 million, or $1.32 per diluted share, compared to $139.0 million, or $0.74 per diluted share, for the six months ended June 30, 2014.  Net income for the six months ended June 30, 2015 includes $15.4 million of net gains on sale of real estate and $14.8 million of real estate impairment losses, of which $10.3 million relates to depreciable real estate and is therefore excluded from FFO.  Net income for the six months ended June 30, 2015 also includes $0.3 million of real estate impairment losses of other properties.  Net income for the six months ended June 30, 2014 includes $20.8 million of real estate impairment losses.  Adjusting net income attributable to common shareholders for certain items that affect comparability which are listed in the table below, net income attributable to common shareholders for the six months ended June 30, 2015 and 2014 was $160.0 million and $157.9 million, or $0.84 and $0.84 per diluted share, respectively.

FFO for the six months ended June 30, 2015 was $544.3 million, or $2.87 per diluted share, compared to $463.6 million, or $2.46 per diluted share, for the prior year’s six months.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the six months ended June 30, 2015 and 2014 was $456.6 million and $419.3 million, or $2.41 and $2.22 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Six Months Ended June 30,
	2015	2014
FFO (1)	$544,305	$463,626
Per Share	$2.87	$2.46

Items that affect comparability income (expense):
Reversal of allowance for deferred tax assets (re: taxable REIT subsidiary's
ability to utilize NOLs)	$90,030	$-
FFO from discontinued operations (including UE spin-off related
costs of $22,972 and $3,515, respectively)	6,628	87,071
Acquisition and transaction related costs	(6,042)	(2,352)
Our share of impairment loss on India real estate venture's non-depreciable real estate	(4,502)	-
Toys FFO (negative FFO) (including impairment losses of $75,196 in 2014)	1,954	(42,595)
Net gain on sale of residential condominiums and a land parcel in 2014	1,860	10,540
Defeasance cost in connection with the refinancing of 909 Third Avenue	-	(5,589)
Other, net	3,154	-
	93,082	47,075
Noncontrolling interests' share of above adjustments	(5,357)	(2,747)
Items that affect comparability, net	$87,725	$44,328

FFO as adjusted for comparability	$456,580	$419,298
Per Share	$2.41	$2.22

(1) See page 4 for a reconciliation of our net income to FFO for the six months ended June 30, 2015 and 2014.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2015 AND 2014

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$616,288	$574,411	$1,223,090	$1,136,792

Income from continuing operations	$216,174	$138,744	$325,579	$228,434
(Loss) income from discontinued operations	(774)	26,943	15,067	35,409
Net income	215,400	165,687	340,646	263,843
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(19,186)	(63,975)	(35,068)	(75,554)
Operating Partnership	(10,198)	(4,704)	(15,485)	(8,564)
Net income attributable to Vornado	186,016	97,008	290,093	179,725
Preferred share dividends	(20,365)	(20,366)	(39,849)	(40,734)
Net income attributable to common shareholders	$165,651	$76,642	$250,244	$138,991

Income per common share - Basic:
Income from continuing operations, net	$0.88	$0.27	$1.25	$0.56
Income from discontinued operations, net	-	0.14	0.08	0.18
Net income per common share	$0.88	$0.41	$1.33	$0.74
Weighted average shares outstanding	188,365	187,527	188,183	187,418

Income per common share - Diluted:
Income from continuing operations, net	$0.88	$0.27	$1.25	$0.56
(Loss) income from discontinued operations, net	(0.01)	0.14	0.07	0.18
Net income per common share	$0.87	$0.41	$1.32	$0.74
Weighted average shares outstanding	189,600	188,617	189,775	188,431

FFO attributable to common shareholders plus assumed conversions	$323,381	$216,547	$544,305	$463,626
Per diluted share	$1.71	$1.15	$2.87	$2.46

FFO as adjusted for comparability	$246,522	$231,559	$456,580	$419,298
Per diluted share	$1.30	$1.23	$2.41	$2.22

Weighted average shares used in determining FFO per diluted share	189,600	188,659	189,775	188,475

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Reconciliation of our net income to FFO:	2015	2014	2015	2014
Net income attributable to Vornado	$186,016	$97,008	$290,093	$179,725
Depreciation and amortization of real property	129,296	121,402	247,552	263,971
Net gains on sale of real estate	-	-	(10,867)	-
Real estate impairment losses	-	-	256	20,842
Proportionate share of adjustments to equity in net loss of
partially owned entities to arrive at FFO:
Depreciation and amortization of real property	32,282	30,126	68,554	66,812
Net gains on sale of real estate	(4,513)	-	(4,513)	-
Real estate impairment losses	10,304	-	10,304	-
Income tax effect of above adjustments	-	(3,085)	-	(7,080)
Noncontrolling interests' share of above adjustments	(9,662)	(8,561)	(18,109)	(19,960)
FFO attributable to Vornado	343,723	236,890	583,270	504,310
Preferred share dividends	(20,365)	(20,366)	(39,849)	(40,734)
FFO attributable to common shareholders	323,358	216,524	543,421	463,576
Convertible preferred share dividends	23	23	46	50
Earnings allocated to Out-Performance Plan units	-	-	838	-
FFO attributable to common shareholders plus assumed conversions	$323,381	$216,547	$544,305	$463,626

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability are provided on page 1 and 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 4, 2015 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 40238026.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on August 4, 2015 through September 3, 2015.  To access the replay, please dial 888-843-7419 and enter the passcode 40238026#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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